UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2026

Data I/O Corporation

(Exact name of registrant as specified in its charter)

Washington	0-10394	91-0864123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6645 185th Ave. N.E., Suite 100, Redmond, WA 98052
(Address of principal executive offices, including zip code)

(425) 881-6444
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Items reported in this filing:

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02 Unregistered Sales of Equity Securities.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 7.01 Regulation FD Disclosure.

Item 8.01 Other Events.

Item 9.01 Financial Statements and Exhibits.

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 8.01 below relating to the Stock Purchase Agreement of the Acquisition and the Securities Purchase Agreement, Notes and Registration Rights Agreement of the Private Placement (as these capitalized terms are defined below) is incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 8.01 below relating to the completion of the Acquisition is incorporated by reference into this Item 2.01 of this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 8.01 below relating to the Securities Purchase Agreement, Notes and Registration Rights Agreement of the Private Placement is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 below relating to the issuance of securities pursuant to the Stock Purchase Agreement and securities in the Securities Purchase Agreement is incorporated by reference into this Item 3.02 of this Current Report on Form 8-K.

The securities were issued and sold in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and/or Regulation D under the Securities Act (“Regulation D”), and in reliance on similar exemptions under applicable state laws. The Preferred Stock and/or Common Stock (as these capitalized terms are defined below), as applicable, issuable upon conversion of the Notes are expected to be exempt from the registration requirements of the Securities Act, pursuant to Section 3(a)(9) of the Securities Act, and in reliance on any similar exemptions under applicable state laws.

Each of the Purchasers (as defined below) represented that it is an accredited investor within the meaning of Rule 501(a) of Regulation D or a qualified institutional buyer as that term is defined in Rule 144A(a) under the Securities Act and acquired the securities for investment purposes only and not with a view for any future distribution or sale in violation of applicable securities laws. The securities were offered without any general solicitation by the Company (as defined below) or its representatives.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 19, 2026, the Company filed the Certificate of Designation (as defined below) with the Secretary of State of Washington thereby creating the Preferred Stock. The information set forth in Item 8.01 below relating to the Preferred Stock and Certificate of Designation is incorporated by reference into this Item 5.03 of this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On October 21, 2026, the Company issued a press release entitled “Data I/O Completes Transformational Acquisition of V-TEK, Anticipated to Double Revenue”, attached hereto as Exhibit 99.1.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

The Acquisition

On October 18, 2026, Data I/O Corporation (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with V-Tek Holdings, LLC (the “Seller”), William S. Karol, the William S. Karol Family Trust and Janice Hodson, pursuant to which the Company agreed to acquire all of the issued and outstanding shares of common stock of V-Tek, Inc. and A&J Programming, Inc. (the “Acquisition”). The Acquisition was completed on October 20, 2026.

Terms of the Stock Purchase Agreement

Pursuant to the Stock Purchase Agreement, the aggregate purchase price for the Acquisition was $23.0 million, consisting of $20.0 million in cash and $3.0 million in shares of the Company’s common stock, no par value, valued at $2.68 per share, subject to customary adjustments for working capital, cash, indebtedness and transaction expenses.

The Stock Purchase Agreement provides for $1.3 million of the purchase price to be deposited into escrow to secure certain indemnification obligations of the Seller and contains customary representations, warranties, covenants and indemnification provisions. Pursuant to the Stock Purchase Agreement, the Company agreed to file a registration statement covering the resale of the securities within 30 calendar days following the date of the Stock Purchase Agreement and to use reasonable best efforts to cause such registration statement to become effective within 75 calendar days following such date.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

The Private Placement

In connection with the Acquisition, on October 19, 2026, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the purchasers identified therein (the “Purchasers”) pursuant to which the Company agreed to issue and sell approximately $13.25 million of securities consisting of: (i) 746,266 shares of the Company’s common stock, no par value per share (the “Common Stock”), and (ii) convertible debentures of the Company totaling an aggregate amount of approximately $11.25 million (the “Notes”) convertible into either Common Stock or shares of the Company’s Series C Convertible Preferred Stock (the “Preferred Stock”), with the Notes convertible into Preferred Stock referred to herein as the “Preferred Notes” (such offering, the “Private Placement”). The Private Placement closed on October 20, 2026.

In connection with the Private Placement, the Company entered into a Placement Agency Agreement with Ladenburg Thalmann & Co. Inc. (the “Placement Agent”) pursuant to which the Company agreed to pay the Placement Agent (i) a cash fee equal to 7.0% of the gross proceeds received by the Company in the Offering; (ii) a management fee equal to 1.0% of the gross proceeds received by the Company in the Offering; and (iii) reimbursement of the Placement Agent’s expenses in an amount up to $75,000.

Terms of the Securities Purchase Agreement

Pursuant to the Securities Purchase Agreement, the purchase price for the Common Stock was $2.68 per share. The gross proceeds from the Private Placement were approximately $13.25 million, before deducting placement-agent fees and other offering expenses. The Company intends to use the net proceeds to fund a portion of the Acquisition, for working capital and general corporate purposes. The Securities Purchase Agreement restricts the use of proceeds for certain purposes, including the redemption of the Company’s equity securities, repayment of indebtedness (other than trade payables in the ordinary course), and settlement of outstanding litigation.

Under the Securities Purchase Agreement, the Company agreed, among other things, to: (1) reserve sufficient authorized and unissued shares of Common Stock for issuance pursuant to the Private Placement and upon conversion of the Notes and Preferred Stock; (2) apply to list the applicable shares on the Company’s principal trading market and use commercially reasonable efforts to maintain the listing of its Common Stock; (3) subject to specified exceptions, refrain from issuing or agreeing to issue Common Stock or common-stock equivalents, or file certain registration statements, until 30 days following the “Effective Date” (as defined in the Securities Purchase Agreement); and (4) subject to certain exceptions, refrain from entering into variable-rate financing transactions until six months following the Effective Date.

The Securities Purchase Agreement also contains customary representations, warranties, covenants, indemnification obligations and closing conditions.

The foregoing description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Securities Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Terms of the Notes

The five-year Notes mature on October 20, 2031, unless earlier converted, and bears interest at a rate of 5.0% per annum, payable semiannually on November 1 and May 1, beginning on the first such date after the original issue date of the Notes, on each conversion date (as to that principal amount then being converted), and on the maturity date. On each anniversary of the original issue date, the interest rate then in effect shall increase by one percentage point effective on such anniversary. The interest is paid in cash. The Purchasers may convert their respective Notes into shares of either Common Stock or Preferred Stock at the conversion price. The conversion price for Common Stock is $2.68 per share of Common Stock. The conversion price for Preferred Stock is $1,000 per share of Preferred Stock. If the Company fails to hold a Shareholder Meeting by the Shareholder Meeting Deadline (as such terms are defined in the Notes), the Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount at the rate of 8% per annum, subject to adjustment provisions of the Notes. Upon an event of default, the default interest rate increases to 18% per annum. If shareholders approve a proposal to be submitted at a special meeting of shareholders, the Notes will automatically convert into either Common Stock or Preferred Stock, as applicable. The shareholder proposal seeks approval of the potential issuance of 20% or more of the Company’s issued and outstanding common stock at prices that may be less than the Nasdaq Minimum Price (as defined by NASDAQ) to the holders of the Notes and of any change of control that may be deemed to occur in connection with such issuance.

The foregoing description of the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Convertible Debenture for Common Stock, a copy of which is filed herewith as Exhibit 10.2, and the form of Convertible Debenture for Preferred Stock, a copy of which is filed herewith as Exhibit 10.3, both of which are incorporated herein by reference.

Terms of the Series C Convertible Preferred Stock

The Preferred Stock is non-voting, except as required by law. The Stated Value is $1,000 per share. Each share of Preferred Stock is convertible into that number of shares of Common Stock (subject to the limitations set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (“Certificate of Designation”) relating to limitations on beneficial ownership and the Investor Issuance Cap) determined by dividing the Stated Value of such share of Preferred Stock by the Conversion Price. The initial conversion price is $2.68 per share of common stock and is subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock. If the principal amount of the Preferred Note was converted into Preferred Stock, the Stated Value of the Preferred Stock would be convertible into approximately 1.49 million shares of common stock (subject to the limitations set forth in the Certificate of Designation relating to limitations on beneficial ownership and the Investor Issuance Cap).

A copy of the Certificate of Designation is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Terms of the Registration Rights Agreement

The Company entered into a Registration Rights Agreement (“Registration Rights Agreement”) and has agreed to file a registration statement with the Securities and Exchange Commission (“SEC”) within 30 days of entering into the Registration Rights Agreement registering the resale of the shares of common stock to be issued in the Private Placement as well as the common stock issuable upon conversion of the Preferred Stock. The Registration Rights Agreement contains customary indemnification provisions and other customary obligations.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the form of Registration Rights Agreement, a copy of which is filed herewith as Exhibit 10.4 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

To the extent required, the Company intends to file financial statements of the business acquired for the periods specified in Rule 3-05(b) of Regulation S-X within the time period permitted by applicable SEC rules.

(b)	Pro Forma Financial Information

To the extent required, the Company intends to file the pro forma financial information required pursuant to Article 11 of Regulation S-X within the time period permitted by applicable SEC rules.

(d)	Exhibits

Exhibit No.	Description

2.1*	Stock Purchase Agreement dated October 18, 2026
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock
10.1*	Form of Securities Purchase Agreement
10.2	Form of Convertible Debenture for Common Stock
10.3	Form of Convertible Debenture for Preferred Stock
10.4	Form of Registration Rights Agreement
99.1	Press Release: “Data I/O Completes Transformational Acquisition of V-TEK, Anticipated to Double Revenue”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*  Certain appendices and exhibits have been omitted or redacted pursuant to Items 601(a)(5), 601(a)(6), and/or 601(b)(10)(iv) of Regulation S-K. The Company agrees to furnish to the SEC a copy of any omitted appendix or exhibit upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Data I/O Corporation

October 22, 2026	By: /s/ Charles DiBona
Charles DiBona
Chief Financial Officer